Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On July 1, 2013, Tiptree Financial Inc. (formerly known as Care Investment Trust Inc.) ( “TFI” or “the Company”) completed the combination with Tiptree Financial Partners, L.P. (“TFP”) pursuant to the Contribution Agreement, dated as of December 31, 2012, as amended by Amendment No. 1 to the Contribution Agreement, dated as of February 14, 2013 (the “Contribution Agreement”), among TFI, TFP and Tiptree Operating Company, LLC (the “Operating Subsidiary”). Pursuant to the Contribution Agreement, TFI contributed substantially all of its assets to the Operating Subsidiary in exchange for 10,289,192 common units in the Operating Subsidiary (representing an approximately 25% interest in Operating Subsidiary), and TFP contributed substantially all of its assets to Operating Subsidiary in exchange for 31,147,371 common units in the Operating Subsidiary (representing an approximately 75% interest in Operating Subsidiary) and 31,147,371 shares of the Company’s newly classified Class B Common Stock (the “Contribution Transactions”).

The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2013 gives effect to the Contribution Transactions as if they had occurred on the balance sheet date, and Statements of Operations for the six months ended June 30, 2013 include the historical consolidated statements of operations of the combined TFI and TFP, giving effect to the Contribution Transactions as if they had occurred at the beginning of the period. This information is only a summary, and you should read it in conjunction with the Company’s historical consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in TFI’s annual reports, quarterly reports and other information on file with the SEC and TFP’s historical consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations filed as Exhibit 99.2 to TFI’s Form 8-K filed on August 6, 2013 and as Exhibit 99.2 to TFI’s Form 8-K filed on September 17, 2013. Prior to the Contribution Transactions TFI was majority owned by TFP. As a result, the combination of TFP and TFI pursuant to the Contribution Agreement is considered a business combination of companies under common control and will be accounted for in a manner similar to a pooling-of-interests.

We have prepared the unaudited pro forma condensed combined financial statements based on available information, using assumptions that we believe are reasonable. These unaudited pro forma condensed combined financial statements are being provided for informational purposes only. They do not purport to represent our actual financial position or results of operations had the Contribution Transactions occurred on the dates specified, nor do they project our results of operations or financial position for any future period or date.

The Unaudited Pro Forma Condensed Combined Statements of Operations do not reflect any adjustments for non-recurring items or anticipated synergies resulting from the combination. Pro forma adjustments are based on certain assumptions and other information that are subject to change as additional information becomes available. Accordingly, the adjustments included in our financial statements published after the completion of the combination may vary from the adjustments included in these unaudited pro forma condensed combined financial statements below.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2013

	TFP	TFI	Eliminations	Historical Combined
	(in thousands)
ASSETS
Cash and cash equivalents – unrestricted	$112,774	$69,002	$(69,002)	$112,774
Cash and cash equivalents – restricted	23,320	—	—	23,320
Due from brokers, dealers, trustees, separate accounts	3,980	—	—	3,980
Accrued interest, dividends and management fees receivable	1,967	177	(177)	1,967
Investments in trading securities and derivative financial instruments, at fair value	52,189	—	—	52,189
Investments in available for sale securities, at fair value (amortized cost: $15,858)	15,995	—	—	15,995
Investments in loans, at fair value	150,458	—	—	150,458
Loans owned, at amortized cost — pledged, net of allowance	26,686	22,360	(22,360)	26,686
Investments in partially-owned entities	9,635	2,493	(2,493)	9,635
Real estate	41,889	41,889	(41,889)	41,889
Reinsurance receivables	9,045	—	—	9,045
Policy loans	103,883	—	—	103,883
Insurance policies and contracts acquired	40,218	—	—	40,218
Separate account assets	4,266,837	—	—	4,266,837
Deferred tax assets	3,616	—	—	3,616
Intangible assets and goodwill	122,391	834	(834)	122,391
Deferred policy acquisition costs	4,213	—	—	4,213
Assets of consolidated CLOs	1,186,269	—	—	1,186,269
Other assets	15,874	6,228	(6,228)	15,874

Total Assets	$6,191,239	$142,983	$(142,983)	$6,191,239

LIABILITIES AND EQUITY
Liabilities
Due to brokers, dealers and trustees	$13,886	$—	$—	$13,886
U.S. Treasuries, short position	19,066	—	—	19,066
Mortgage Notes payable	33,376	33,376	(33,376)	33,376

Notes payable	97,917	—	—	97,917
Loans payable	111,700	—	—	111,700
Policy liabilities	113,914	—	—	113,914
Separate account liabilities	4,266,837	—	—	4,266,837
Accrued interest payable	292	—	—	292
Liabilities of consolidated CLOs	961,980	—	—	961,980
Other liabilities and accrued expenses	17,132	4,034	(4,034)	17,132

Total Liabilities	5,636,100	37,410	(37,410)	5,636,100
Stockholders’ Equity
Limited partnership units	213,118	—	(213,118)	—
Common stock	—	11	—	11
Additional paid-in capital	—	84,216	177,578	261,794
Convertible preferred units	39,198	—	(39,198)	—
Warrants	3,540	—	—	3,540
Accumulated other comprehensive income	4,143	—	—	4,143
Accumulated income	184,065	16,163	(16,163)	184,065
Incentive allocation	(11,475)	—	—	(11,475)

Total stockholders’ equity	432,589	100,390	(90,901)	442,078
Non-controlling interest	28,736	5,183	(14,672)	19,247
Appropriated retained earnings of consolidated TAMCO	93,814	—	—	93,814

Total equity	555,139	105,573	(105,573)	555,139

Total liabilities and equity	$6,191,239	$142,983	$(142,983)	$6,191,239

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2013

	TFP	TFI	Eliminations	Historical Combined
	(in thousands, except per share data)
Net realized gains/(losses) – trading securities and available for sale securities, loans & derivatives	$(1,487)	$—	$—	$(1,487)
Net realized gains/(losses) – extinguishment of note payable	48	—	—	48
Income/(loss) from investments in partially-owned entities, net	1,413	169	(169)	1,413
Change in unrealized appreciation – trading securities, loans, derivatives and foreign exchange	(2,500)	—	—	(2,500)

Net realized and unrealized gains	$(2,526)	$169	$(169)	$(2,526)

Loan and security interest income	7,215	909	(909)	7,215
Fees on separate accounts	34,906	—	—	34,906
Rental revenue	1,916	1,916	(1,916)	1,916
Management Fee Income	211	—	—	211
Commission income	1	—	—	1
Income attributable to consolidated CLOs	22,219	—	—	22,219
Other income	164	77	(77)	164

Total investment income	$66,632	$2,902	$(2,902)	$66,632

Total revenues	$64,106	$3,071	$(3,071)	$64,106

Compensation and Benefits	17,536	968	(968)	17,536
Professional and management fees	3,952	2,964	(2,964)	3,952
Interest expense	7,898	735	(735)	7,898
Mortality expenses	5,252	—	—	5,252
Commission expense	1,174	—	—	1,174
Depreciation, amortization expenses	854	527	(527)	854
Change in future policy benefits	2,313	—	—	2,313
Expenses attributable to consolidated CLOs	21,238	—	—	21,238
Other expenses	7,795	1,088	(1,088)	7,795

Total expenses	$68,012	$6,282	$(6,282)	$68,012

Net income from continuing operations	$(3,906)	$(3,211)	$3,211	$(3,906)
Discontinued operations:
Gain on sales of real estate, net	15,463	15,463	(15,463)	15,463
Income from discontinued operations, net	1,647	1,647	(1,647)	1,647

Discontinued operations, net	$17,110	$17,110	$(17,110)	$17,110
Income tax	3,115	—	—	3,115

Net Income attributable to the Partnership	$10,089	$13,899	$(13,899)	$10,089
Less net income (loss) attributable to the noncontrolling interest	1,162	16	(1,314)	(136)
Less net (loss) income attributable to the VIE subordinated noteholders	(8,821)	—	—	(8,821)

Net income	$17,748	$13,883	$(12,585)	$19,046

Net income per share of common stock
Basic		$1.36		$0.46
Diluted		$1.36		$0.46
Weighted average number of common LP units:
Basic		10,243	31,194	41,437
Diluted		10,259	31,178	41,437

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the transaction and basis of presentation

The unaudited pro forma condensed combined statements of operations give effect to the Contribution Transactions as if they had occurred at the beginning of the period.

2.	Eliminations in the Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Operations

The eliminations column in the unaudited pro forma combined condensed financial statements reflects the elimination of TFI’s financial statement balances which are incorporated in TFP’s financial results. Prior to the Contribution Transactions, as an owner of approximately 91% of TFI’s common stock TFP has historically consolidated TFI’s financial results.

The table below details the adjustment to the additional paid in capital on a pro forma basis as of June 30, 2013 assuming conversion of the convertible preferred units and TFP limited partnership units.

As of June 30, 2013

	(in thousands)
Tiptree
Limited partnership units	$213,118
Convertible preferred units	39,198

		$252,316
Care
Common stock	$(11)
Additional paid-in capital	(84,216)

		$(84,227)
Eliminations
Non-controlling interest	$14,672
Reverse Care non-controlling interest	(5,183)

		$9,489

Adjustment to Additional paid-in capital		$177,578

3.	We determine the pro forma per share net income (loss) by dividing the pro forma net income (loss) by the pro forma weighted average number of shares outstanding, assuming the combination had occurred at the beginning of the earliest period presented.

We assume that the share count is increased by approximately 31 million shares per the terms of the transaction. At June 30, 2013 there are 10,242,733 and 10,258,633 weighted average common shares outstanding, basic and diluted at TFI, respectively. The Operating Subsidiary membership units total 41,436,563; of which, 10,289,192 were issued to TFI and 31,147,371 were issued to TFP.

These pro forma statements also assume the full exchange of TFP LP units for Class A shares of TFI. The Operating Subsidiary membership units not held by TFI (that is, those held by TFP or its LP unit holders) may be redeemed for Class A shares of TFI on a one-to-one basis (and cancellation of one share of Class B common stock) following July 1, 2014. These units enter into the computation of basic and diluted net income / (loss) per common share when the effect is dilutive using the if-converted method.